Exhibit 5.1

                               HUNTON & WILLIAMS
                              951 East Byrd Street
                                Riverfront Plaza
                            Richmond, Virginia 23229





                                                             FILE NO.: 21449.165
                                                     DIRECT DIAL: (804) 788-7375

                                  June 20, 1997


Board of Directors
Storage USA, Inc.
10440 Little Patuxent Parkway
Suite 1100
Columbia, Maryland  21044


                       Registration Statement on Form S-8
                                Storage USA, Inc.
                   1995 Employee Stock Purchase and Loan Plan


Ladies and Gentlemen:

         We are acting as counsel for Storage USA, Inc. (the "Company") in connection with its registration under the Securities Act of 1933 of 100,000 shares of its common stock (the "Shares") which are proposed to be offered and sold as described in the Company's Registration Statement on Form S-8 for the 1995 Employee Stock Purchase and Loan Plan of Storage USA, Inc. (the "Registration Statement") to be filed today with the Securities and Exchange Commission (the "Commission").

         In rendering this opinion, we have relied upon, among other things, our examination of such records of the Company and certificates of its officers and of public officials as we have deemed necessary.

         Based upon the foregoing, we are of the opinion that:

         1. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Tennessee.

         2. The Shares have been duly authorized and, when the Shares have been offered and sold as described in the Registration Statement, will be legally issued, fully paid and nonassessable.

         We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement.

                                           Very truly yours,

                                           Hunton & Williams